UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 3, 2018

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2018, after more than 6 years at Box, Inc. (“Box”), Peter McGoff, the company’s Chief Legal Officer and Corporate Secretary, announced he will be leaving the company, effective June 1, 2018. Mr. McGoff has made a significant impact at Box since joining in 2012 and the company wishes him the absolute best of luck in his next endeavor as he returns to his start-up roots again to join a privately-held start-up company to help build out its legal function.

Box’s current Vice President, Deputy General Counsel, David Leeb, has been promoted to serve as Senior Vice President, General Counsel, and Corporate Secretary, effective immediately. Mr. Leeb joined Box in March 2015 and brings a wealth of experience to the role of General Counsel, with prior leadership roles on legal teams at Electronic Arts Inc. and Silver Spring Networks, Inc. Earlier in his career, Mr. Leeb worked in the Division of Corporation Finance at the U.S. Securities and Exchange Commission, as well as at law firms in Washington, D.C. and Silicon Valley. Box is incredibly excited to welcome Mr. Leeb as its new General Counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.

Date: May 8, 2018	By:	/s/ Dylan Smith
Dylan Smith Chief Financial Officer